Exhibit 10.3

This DEED is made on the 4th day of August 2011

BETWEEN

(1)                                  Montpelier Underwriting Services Limited of 7th Floor, 85 Gracechurch Street, London EC3 (“MUSL) and

(2)                                  Thomas G.S. Busher of Callislo, 2 South Road, St George’s, HS02, Bermuda (“the Executive”),

                together “the Parties.”

RECITALS

(A)                  The Parties have previously amended the Service Agreement by deed dated 30th January 2009.

(B)                    The Parties wish to further amend the service agreement between MUSL and the Executive dated 24th January, 2002 (“the Service Agreement”) as set out herein.

1.              AMENDMENTS

1.1         Section 4A, entitled “Duties and Responsibilities as MUAL Non-Executive Chairman”  is hereby added to the Service Agreement after the current Section 4 “Duties and Responsibilities” as follows:

4A           Duties and Responsibilities as MUAL Non-Executive Chairman

4A .1                    The Executive shall perform the duties of Non-Executive Chairman of the Board of Montpelier Underwriting Agencies Limited (“MUAL Board”), which require the Executive to:

(a)          chair the meetings and regulate the proceedings of the MUAL Board, and otherwise perform the duties of Chairman under the MUAL Articles of Association;

(b)         lead the MUAL board and ensure that all directors of the MUAL Board receive timely and accurate information and are able to communicate effectively with one another in order to assure that the Independent Non-Executive Directors of the MUAL Board are able to make an effective contribution to the management of MUAL and to resolve conflicts between MUAL and its stakeholders, or between the MUAL Board and the management team of MUAL ;

(c)          challenge constructively, and contribute to MUAL strategy development with regard to the scope of the overall strategy of the Group and the risk guidelines set forth from time to time by the Group;

(d)         scrutinise the performance of MUAL’s management, review the adequacy of resources available to MUAL’s management, and ensure that MUAL’s management and staff comply with the codes of conduct and standards set forth by the Group, FSA, and Lloyd’s; and

(e)          assist and make recommendations concerning the organization of MUAL, the selection of its officers and staff and the selection of candidates for appointment to the MUAL Board.

IN WITNESS WHEREOF, each of the parties hereto has executed this Deed as of the first above written.

Executed as a deed by MONTPELIER UNDERWRITING SERVICES LIMITED acting by:

Director	Director/Secretary

/s/ GIUSEPPE PERDONI	/s/ GILLIAN PHILLIPS
Giuseppe Perdoni	Gillian Phillips

Executed as a deed by the Executive:

/s/ THOMAS G.S. BUSHER
Thomas G.S. Busher